THIRD AMENDED AND RESTATED BYLAWS OF
                               FASTNET CORPORATION

                                   ARTICLE I
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                             Offices and Fiscal Year

         Section 1.01 REGISTERED OFFICE. The registered office of the corporation in Pennsylvania shall be at Two Courtney Place, Suite 130, 3864 Courtney Street, Bethlehem, Pennsylvania, until otherwise established by an amendment of the articles or by the Board of Directors and a record of the change is filed with the Department of State in the manner provided by law.

         Section 1.02 OTHER OFFICES. The corporation may also have offices at such other places within or without Pennsylvania as the Board of Directors may from time to time appoint or the business of the corporation may require.

         Section 1.03 FISCAL YEAR. The fiscal year of the corporation shall begin on the lst day of January in each year.

                                   ARTICLE II
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                      Notice - Waivers - Meetings Generally

         Section 2.01 MANNER OF GIVING NOTICE.

         (a) GENERAL RULE. Whenever written notice is required to be given to any person under the provisions of the Pennsylvania Business Corporation Law ("Business Corporation Law") or by the articles or these bylaws, it may be given to the person either personally or by sending a copy thereof by first class mail or express mail, postage pre-paid, or by telegram (with messenger service specified), telex, or facsimile transmission, to the address (or to the fax number) of the person appearing on the books of the corporation or, in the case of directors, supplied by the director to the corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of fax, when received. A notice of the meeting shall specify the place, day and hour of the meeting, and any other information required by any other provision of the Business Corporation Law, the articles or these bylaws.

         (b) ADJOURNED SHAREHOLDER MEETING. When a meeting of shareholders is adjourned it shall not be necessary to give any notice of the adjourned meeting or of the business to be transaction at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board fixes a new record date for the adjourned meeting or the Business Corporation Law requires notice of the business to be transacted and that notice has not previously been given.

         Section 2.02 NOTICE OF MEETINGS OF BOARD OF DIRECTORS. Notice of a regular meeting of the Board of Directors need not be given. Notice of every special meeting of the Board of Directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, telex or fax) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five (5) days (in the case of notice of first class mail) before the time at which the meeting is be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board may be specified in the notice of the meeting.

         Section 2.03 NOTICE OF MEETINGS OF SHAREHOLDERS.

         (a) GENERAL RULE. Written notice of every meeting of the shareholders shall be given by, or at the direction of, the secretary to each shareholder of record entitled to vote at the meeting at least:

                  (i) ten (10) days prior to the day named for a meeting called to consider a fundamental change under 15 PA.CS, Chapter 19; or

                  (ii) five (5) days prior to the day named for the meeting in any other case.

If the secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. By decision of the Board, persons other than the secretary may be authorized to give notice of shareholder meetings.

         (b) CONTENTS. In the case of a special meeting of shareholders the notice shall specify the general nature of the business to be transacted.

         (c) NOTICE OF ACTION BY SHAREHOLDERS. In the case of a meeting of shareholders that has as one of its purposes action on the bylaws, a written notice shall be given to each shareholder that the purpose, or one of the purposes of the meeting is to consider the adoption, amendment or repeal of the bylaws. There shall be included in, or enclosed with, the notice, a copy of the proposed amendment, or summary of the changes to be affected thereby.

         2.04 WAIVER OF NOTICE.

         (a) WRITTEN WAIVER. Whenever any written notice is required to be given under the provisions of the Business Corporation Law the articles of these bylaws, where waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

         (b) WAIVER BY ATTENDANCE. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

         2.05 MODIFICATION OF PROPOSAL CONTAINED IN NOTICE. Whenever the language of a proposed resolution is included in the written notice of a meeting required to be given under the provisions of the Business Corporation Law or the articles or these bylaws, a waiver thereof in writing, signed by the person or person entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting may be specified in the waiver of notice of meeting.

         2.06 EXCEPTION TO REQUIREMENT OF NOTICE.

         (a) General rule. Whenever any notice or communication is required to be given to any person under the provisions of the Business Corporation Law or by the articles or these bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then lawful, the giving of the notice or communication to that person shall not be required.

         (b) SHAREHOLDERS WITHOUT FORWARDING ADDRESSES. Notice or other communication shall not be sent to any shareholder with whom the corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the corporation with a current address. Whenever the shareholder provides the corporation with a current address, the corporation shall commence sending notices and other communications to the shareholder in the same manner as to the other shareholders.

         2.07 USE OF CONFERENCE, TELEPHONE AND SIMILAR EQUIPMENT. One or more persons may participate in the meeting of the Board of Directors or the shareholders of the corporation by means of conference, telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

                                   ARTICLE III
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                                  Shareholders

         Section 3.01 PLACE OF MEETING. Meetings of Shareholders shall be held at such places, within or without the Commonwealth of Pennsylvania, as may be fixed from time to time by the Board of Directors. If no such place is fixed by the Board of Directors, meetings of the shareholders shall be held at the principal executive offices of the Corporation.

         Section 3.02 SPECIAL MEETINGS. Subject to the rights of the holders of any class or series of Preferred Stock, special meetings of the shareholders may be called only by either (i) the Board of Directors of the Corporation, (ii) the Chairman of the Board or by the Board of Directors, if there be one, (iii) the Chief Executive Officer of the Corporation, or (iv) the President of the Corporation. Upon the written request of any person who has called a special meeting, under these Bylaws or applicable law, which request specifies the general nature of the business to be transacted at such meeting, it shall be the duty of the Secretary to fix the time and place of such meeting, which shall be held not less than five nor more than 60 days after the receipt of such request, and to give due notice thereof as required by Section 2.03 hereof. If the Secretary neglects or refuses to fix the time and place of such meeting, the person or persons calling the meeting may do so.

         Section 3.03 ANNUAL MEETING OF SHAREHOLDERS.

         (a) TIME. A meeting of the shareholders of the Corporation shall be held in each calendar year, at such time and on such date as the Board of Directors may determine, and if such day is a legal holiday, then such meeting shall be held on the next business day. If the annual meeting is not called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter.

         (b) ELECTION OF DIRECTORS. At such annual meeting, there shall be held an election of Directors.

         (c) NOMINATION AND ADVANCE NOTICE PROCEDURES.

                  (1) NOMINATION PROCEDURES. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the designations of classes or series of preferred stock of the Corporation (the "Preferred Stock") adopted in accordance with the Business Corporation Law and the Articles of Incorporation of the Corporation (the "Articles"). Nominations for the election of directors must be (a) made by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) made by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.03 and on the record date for the determination of shareholders entitled to vote at such meeting and
(ii) who complies with the notice procedures set forth in this Section 3.03.

                  In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. Public disclosure shall include, but not be limited to, information contained in a document publicly filed by the Corporation with the Securities and Exchange Commission under Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  To be in proper written form, a shareholder's notice to the Secretary must set forth:

                  (A) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and

                  (B) As to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder, or an authorized representative of that shareholder, intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the exchange Act and the rules and regulations promulgated thereunder; and if such shareholder of record is not the beneficial owner of the shares of capital stock of the Corporation, the notice to the Secretary must also include the name and address of the beneficial owner and the information referred to in the immediately preceding clauses (iii) and
         (v), substituting the beneficial owner for such shareholder.

                  No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this
Section 3.03. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                  (2) ADVANCE NOTICE OF SHAREHOLDER BUSINESS. To be properly brought before an annual meeting, any business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder (i) who is a shareholder of record on the date of the giving of notice provided for in this Section 3.03 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this

Section 3.03. For such nominations or other business to be considered properly brought before the meeting by a shareholder such shareholder must, in addition to any other applicable requirements, have given timely notice and in proper form of such intent to bring such business before such meeting. To be timely, such shareholder's notice must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than one hundred and twenty (120) days prior to the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting; provided, however, that in the event the Corporation did not hold an annual meeting the previous year, or if the date of the current year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then notice by the shareholder to be timely must be so received within a reasonable time before the Corporation begins to print and mail its proxy materials. To be in proper form, a shareholder's notice to the Secretary shall set forth (i) the name and record address of the shareholder who intends to propose the business and the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (ii) a representation that the shareholder has been a holder of record of stock of the Corporation entitled to vote at such meeting for at least one year and that the shareholder intends to contrive to hold the securities through the date of the meeting of shareholders, and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice, (iii) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (iv) any material interest of the shareholder in such business; provided that, if such shareholder of record is not the beneficial owner of the shares of capital stock of the Corporation, the notice to the Secretary must also include the name and address of the beneficial owner and the information referred to in the immediately preceding clauses (iii) and (v), substituting the beneficial owner for such shareholder. To the extent that any provision of Rule 14a-8 of the Exchange Act, or any successor provision thereto, is applicable, such provision shall supercede and take precedence over this Section 3.03(d).

                  No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section shall be deemed to preclude discussion by any shareholder of any such business. The Chairman of the meeting may refuse to acknowledge the proposal of any business not made in compliance with foregoing procedure.

         (d) EXCEPTIONS. Provisions of this Section 3.03 do not apply to any shares of Preferred Stock of the Corporation if otherwise provided in designations of classes or series of such Preferred Stock.

         Section 3.04 QUORUM AND ADJOURNMENT.

         (a) General rule. A meeting of shareholders of the corporation duly called shall not be organized for the transaction of business unless a quorum is present. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the Board of Directors of this corporation, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

         (b) WITHDRAWAL OF A QUORUM. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         (c) ADJOURNMENT FOR LACK OF A QUORUM. If a meeting cannot be organized because a quorum has not attended, those present may, except as provided in the Business Corporation Law, adjourn the meeting to such time and place as they may determine.

         (d) ADJOURNMENTS GENERALLY. Any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding 15 days each as the shareholders present and entitled to vote shall direct, until the directors have been elected. Any other regular or special meeting may be adjourned for such period as the shareholders present and entitled to vote shall direct.

         (e) ELECTING DIRECTORS AT ADJOURNED MEETING. Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors.

         (f) OTHER ACTION IN ABSENCE OF A QUORUM. Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

         (g) PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Unless determined to the contrary by the Board of Directors in advance of a particular meeting with respect to that meeting, any person who is otherwise entitled to participate in any meeting of the shareholders may attend, be counted for the purposes of determining a quorum and exercise all rights and privileges to which such person might be entitled were such person personally in attendance, including the right to vote, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, if such communications equipment is present in the meeting room.

         Section 3.05 ACTION BY SHAREHOLDERS. Except as otherwise provided in the Business Corporation Law or the articles or these bylaws, whenever any corporate action is to be taken by vote of the shareholders of the corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of the majority of the votes cast by the shareholders entitled to vote as a class. Any action required or permitted to be taken at a meting of the shareholders or of a class of shareholders of a business corporation may not be taken without a meeting, such that actions taken pursuant to a consent or consents thereto by the shareholders is not permitted.

         Section 3.06 ORGANIZATION OF MEETING. At every meeting of the shareholders, the chairman of the board, if there be one, or in the case of a vacancy in office or absence of the chairman of the board, one of the following officers present in the order stated: the vice-chairman of the board, if there be one, the president, the vice-presidents in their order of ranks and seniority, or a person chosen by a majority vote of the shareholders present, shall act as chairman of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and assistant secretary, a person appointed by the chairman of the meeting shall act as secretary. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for conduct of the meeting. To the extent not prohibited by law, such rules, regulations or procedures may include, without limitation, establishment of (i) an agenda or order of business for the meeting and the method by which business may be proposed, (ii) rules and procedures for maintaining order at the meeting and the safety of those present,
(iii) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized proxies or such other persons as the chairman of the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof and
(v) limitations on the time allotted to questions or comments by participants. Any proposed business contained in the notice of a regular meeting is deemed to be on the agenda and no further motions or other actions shall be required to bring such proposed business up for consideration. Following completion of the business of the meeting as determined by the chairman of the meeting, the chairman of the meeting shall have the exclusive authority to adjourn the meeting.

         Section 3.07 VOTING RIGHTS OF SHAREHOLDERS. Unless otherwise provided in the articles, every shareholder of the corporation shall be entitled to one vote for every share standing in the name of the shareholder in the books of the corporation. Shareholders whose shares are in a Voting Trust shall not vote but their shares shall be voted as called for in the Voting Trust. Except as otherwise specifically provided by law, all matters coming before the meeting shall be determined by a vote of shares. Such vote shall be taken by voice unless a shareholder demands, before the vote begins, that it be taken by ballot.

         Section 3.08. VOTING LIST AND PROXIES.

               (a) VOTING LIST. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that, if the Corporation has 5,000 or more shareholders, in lieu of the making of a list the Corporation may make the information therein available at the meeting by any other means.

         (b) PROXIES. At all meetings of shareholders, shareholders entitled to vote may attend and vote either in person or by proxy. Every proxy shall be executed in writing by the shareholder or by such shareholder's duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A telegram, telex, cablegram, datagram or similar transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact (or other transmission as permitted by law, including, without limitation, by internet, interactive voice response system or other electronic means) shall be treated as properly executed for the purposes of this Section; provided that such transmission sets forth a confidential and unique identification number or other mark furnished by the Corporation to the shareholder for the purposes of a particular meeting or transaction or is otherwise submitted with information from which it can be determined that the transmission was authorized by the shareholder. A proxy, unless coupled with an interest (as defined in Section 1759(c) of the Business Corporation Law), shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Corporation.

         (c) JUDGES OF ELECTION. In advance of any meeting of shareholders of the corporation, the Board of Directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for office to be filled at the meeting shall not act as a judge. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effective proxies, receive both votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to best of their ability, and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. On request of the presiding officer of the meeting, or of any shareholder, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. In the report of certificate made by them shall be prima facie evidence of the facts stated therein.

         Section 3.09. VOTING BY FIDUCIARIES AND PLEDGEES. Shares of the corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall effect the validity of a proxy given to a pledgee or nominee.

         Section 3.10. VOTING BY JOINT HOLDERS OR SHARES.

         (a) GENERAL RULE. Where shares of the corporation are held jointly or as tenants in common by two or more persons as fiduciaries or otherwise:

                  (1) If only one or more of such persons is present in person or by proxy, all the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the corporation shall accept as the vote of all the shares the vote cast by joint owner or a majority of them; and

                  (2) If the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

         (b) Exception. If there has been filed with the secretary of the corporation a copy, certified by an attorney-at-law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or of an order of court appointing them or of an order of court directing the voting of the shares, the person specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

         Section 3.11. VOTING BY CORPORATIONS.

         (a) VOTING BY CORPORATE SHAREHOLDERS. Any corporation that is a shareholder of this corporation may vote by any of its officers or agents, or by proxy upon by any officer or agent, unless some other person by resolution of the Board of Directors of the other corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the secretary of this corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

         (b) CONTROLLED SHARES. Shares of this corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the Board of Directors of this corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

         Section 3.12. DETERMINATION OF SHAREHOLDERS OF RECORD.

         (a) FIXING RECORD DATE. The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than sixty days prior to the date of the meeting of shareholders. only shareholders of record on the date fixed shall be so entitled not withstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this subsection. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

         (b) DETERMINATION WHEN A RECORD DATE IS NOT FIXED. If a record date is not fixed:

                  (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the next day proceeding the day in which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

                  (2) The record date for determining shareholders entitled to:

                           (i) express consent or dissent to corporate action in
                  writing without a meeting, when prior action by the Board of Directors is not necessary;

                           (ii) call a special meeting of the shareholders; or

                           (iii) propose an amendment of the articles;

         shall be the close of business on the day in which the first written consent or dissent, request for a special meeting or petition proposing an amendment of the articles is filed with the secretary of the corporation.

                  (3) The record date for determining shareholders for any other purpose shall be at the close of business on the day in which the Board of Directors adopts the resolution relating thereto.

         Section 3.13. MINORS OF SECURITY HOLDERS. The corporation may treat a minor who holds shares or obligations of the corporation as having the capacity to receive and to empower others to receive dividends, interest, principal, or other payments or distributions, to vote or express consent or dissent, and to make elections and exercise rights relating to such shares or obligations or, in the case of payments or distributions on shares the corporate officer responsible for maintaining the list of shareholders or the transfer agent of the corporation or, in the case of payments or distributions on obligations, the treasurer or agent has received written notice that the holder is a minor.

                                   ARTICLE IV
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                               Board of Directors

         Section 4.01. POWERS; PERSONAL LIABILITY.

         (a) GENERAL RULE. Unless otherwise provided by statute, all powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

         (b) PERSONAL LIABILITY OF DIRECTORS.

                  (1) A director shall not be personally liable, as such, for monetary damages for any action taken unless:

                           (i) the director has breached or failed to perform
                  the duties of his or her office under 15 Pa.C.S. Subch. 17B;
                  and

                           (ii) the breach or failure to perform constitutes
                  self-dealing, willful misconduct or recklessness.

                  (2) Paragraph (1) shall not apply to:

                           (i) the responsibility or liability of a director
                  pursuant to any criminal statute; or

                           (ii) the liability of a director for the payment of
                  taxes pursuant to Federal, State or local law.

         (c) NOTATION OF DISSENT. A director who is present at a meeting of the Board of Directors, or of a committee of the board, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary, in writing, of the asserted omission or inaccuracy.

         Section 4.02. QUALIFICATIONS AND SELECTION OF DIRECTORS.

         (a) QUALIFICATIONS. Each director of the corporation shall be a natural person of full age who need not be a resident of Pennsylvania or a shareholder of the corporation.

         (b) ELECTION OF DIRECTORS. Except as otherwise provided in these bylaws, directors of the corporation shall be elected by the shareholders. In elections for directors, voting need not be by ballot unless required by vote of the shareholders before the voting for election of directors begins. The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

         Section 4.03. NUMBER AND TERM OF OFFICE.

         (a) NUMBER. The Board of Directors shall consist of such number of directors as may be determined from time to time by resolution of the Board of Directors.

         (b) TERM OF OFFICE. Each director shall hold office until the expiration of the term for which he or she was selected and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

         (c) RESIGNATION. Any director may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

         Section 4.04. VACANCIES.

         (a) General rule. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve for the balance of the unexpired term, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

         (b) ACTION BY RESIGNED DIRECTORS. When one or more directors resign from the board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

         Section 4.05. REMOVAL OF DIRECTORS.

         (a) REMOVAL BY THE SHAREHOLDERS. The entire Board of Directors, or any class of the board, or any individual director may be removed from office without assigning any cause by the vote of shareholders, or of the holders of a class or series of shares, entitled to elect directors, or the class of directors. In case the board or a class of the board or any one or more directors are so removed, new directors may be elected at the same meeting. The Board of Directors may be removed at any time with or without cause by the unanimous vote or consent of shareholders entitled to vote thereon.

         (b) REMOVAL OF THE BOARD. The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the Board of Directors.

         Section 4.06. PLACE OF MEETINGS. Meetings of the Board of Directors may be held at such place within or without Pennsylvania as the Board of Directors may from time to time appoint or as may be designated in the notice of the meeting.

         Section 4.07 ORGANIZATION OF MEETINGS. At every meeting of the Board of Directors, the chairman of the board, if there by one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there by one, the president, the vice presidents in their order of rank and seniority, or a person chosen by majority vote of the directors present, shall act as chairman of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of the secretary and assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary.

         Section 4.08. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place as shall be designated from time to time by resolution of the Board of Directors.

         Section 4.09. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the chairman or by two or more of the directors.

         Section 4.10. QUORUM OF AND ACTION BY DIRECTORS.

         (a) GENERAL RULE. A majority of the directors in office of the corporation shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors.

         (b) ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is' filed with the secretary of the corporation.

         Section 4.11. EXECUTIVE AND OTHER COMMITTEES.

         (a) ESTABLISHMENT AND POWERS. The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the corporation. Any committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors except that a committee shall not have any power or authority as to the following:

                  (1) The submission to shareholders of any action requiring approval of shareholders under the Business Corporation Law.

                  (2) The creation or filling of vacancies in the Board of Directors.

                  (3) The adoption, amendment or repeal of these bylaws.

                  (4) The amendment or repeal of any resolution of the board that by its terms is amendable or repealable only by the board.

                  (5) Action on matters committed by a resolution of the Board of Directors to another committee of the board.

         (b) ALTERNATE COMMITTEE MEMBERS. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member to any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

         (c) TERM. Each committee of the board shall serve at the pleasure of the board.

         (d) COMMITTEE PROCEDURES. The term "Board of Directors" or "board," when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the board.

         Section 4.12. COMPENSATION. The Board of Directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the corporation.

                                    ARTICLE V
                                    ---------

                                    Officers

         Section 5.01. OFFICERS GENERALLY.

         (a) NUMBER, QUALIFICATIONS AND DESIGNATION. The officers of the corporation shall be a president, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03. Officers may but need not be directors or shareholders of the corporation. The president and secretary shall be natural persons of full age. The treasurer may be a corporation, but if a natural person shall be of full age. The Board of Directors may elect from among the members of the board a chairman of the board and a vice chairman of the board who shall be officers of the corporation. Any number of offices may be held by the same person.

         (b) RESIGNATIONS. Any officer may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation.

         (c) BONDING. The corporation may secure the fidelity of any or all of its officers by bond or otherwise.

         Section 5.02. ELECTION AND TERM OF OFFICE. The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03, shall be elected annually be the Board Directors, and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

         Section 5.03. SUBORDINATE OFFICERS, COMMITTEES AND AGENTS. The Board of Directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

         Section 5.04. REMOVAL OF OFFICERS AND AGENTS. Any officer or agent of the corporation may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 5.05. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause, shall be filled by the Board of Directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03, as the case may be, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

         Section 5.06. AUTHORITY.

         (a) GENERAL RULE. All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolutions or orders of the board of directors or, in the absence of controlling provisions in the resolutions or orders of the board of directors, as may be determined by or pursuant to these bylaws.

         (b) CHIEF EXECUTIVE OFFICER. The chief executive officer shall have and perform such duties as are delegated by the Board of Directors.

         Section 5.07. THE CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The chairman of the board or in the absence of the chairman, the vice chairman of the board, shall preside at all meetings of the shareholders and of the Board of Directors and shall have and perform such other duties as are delegated by the Board of Directors.

         Section 5.08. THE PRESIDENT. The president shall have and perform such duties as are delegated by the board of directors.

         Section 5.09. THE SECRETARY. The secretary or an assistant secretary shall attend all meetings of the shareholders and of the Board of Directors and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board of Directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to documents executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the Board of Directors.

         Section 5.10. THE TREASURER. The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; shall, whenever so required by the Board of Directors, render an account showing all transactions as treasurer and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the Board of Directors.

         Section 5.11. SALARIES. The salaries of the officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officer as may be designated by resolution of the board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the corporation.

                                   ARTICLE VI
                                   ----------

                       Share Certificates, Transfer, Etc.

         Section 6.01. SHARE CERTIFICATES. Certificates for shares of the corporation shall be in such form as approved by the Board of Directors, and shall state that the corporation is incorporated under the laws of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. The share register of transfer books and blank share certificates shall be kept by the secretary or by any transfer agent or registrar designated by the Board of Directors for that purpose.

         Section 6.02. ISSUANCE. The share certificates of the corporation shall be numbered and registered in the share register or transfer books of the corporation as they are issued. They shall be signed by the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer; but where a certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon the certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. The provisions of this
Section 6.02 shall be subject to any inconsistent or contrary agreement at the time between the corporation and any transfer agent or registrar.

         Section 6.03. TRANSFER. Transfers of shares shall be made on the share register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. No transfer shall be made inconsistent with any shareholders agreement, the provisions of the securities laws and the provisions of the Uniform Commercial Code, 13 Pa.C.S. Div. 8, or other provisions of law.

         Section 6.04. RECORD HOLDER OF SHARES. The corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

         Section 6.05. LOST, DESTROYED OR MUTILATED CERTIFICATES. The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause a new certificate or certificates to be issued to the holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of the loss or destruction and, if the Board of Directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

                                   ARTICLE VII
                                   -----------

           Indemnification of Directors, Officers and other Authorized
                                 Representatives

         Section 7.01. SCOPE OF INDEMNIFICATION.

         (a) GENERAL RULE. The corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

                  (1) where the indemnification is expressly prohibited by applicable law;

                  (2) where the conduct of the indemnified representative has been finally determined pursuant to Section 7.06 or otherwise:

                           (i) to constitute willful misconduct or recklessness
                  within the meaning of 15 Pa.C.S.ss.1746(b) or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or

                           (ii) to be based upon or attributable to the receipt
                  by the indemnified representative from the corporation of a personal benefit to which the indemnified representative is not legally entitled; or

                  (3) to the extent the indemnification has been finally determined in a final adjudication pursuant to Section 7.06 to be otherwise unlawful.

         (b) PARTIAL PAYMENT. If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the corporation shall indemnify the indemnified representative to the maximum extent for such portion of the liabilities.

         (c) PRESUMPTION. The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contenders or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

         (d) DEFINITIONS. For purposes of this Article:

                  (1) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the corporation, or, at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

                  (2) "indemnified representative" means any and all directors and officers of the corporation and any other person designated as an indemnified representative by the Board of Directors of the corporation (which may, but need not, include any person serving at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

                  (3) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense, of any nature (including, without limitation, attorneys' fees and disbursements); and

                  (4) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the corporation, a class of its security holders or otherwise.

         Section 7.02. PROCEEDINGS INITIATED BY INDEMNIFIED REPRESENTATIVES. Notwithstanding any other provision of this Article, the corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or AMICUS CURIAE by the person seeking indemnification unless the initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section shall not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 7.06 or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

         Section 7.03. ADVANCING EXPENSES. The corporation shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 7.01 or the initiation of or participation in which is authorized pursuant to Section 7.02 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to Section 7.06 that such person is not entitled to be indemnified by the corporation pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a perquisite to the making of the advance.

         Section 7.04 SECURING OF INDEMNIFICATION OBLIGATIONS. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate. Absent fraud, the determination of the Board of Directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

         Section 7.05. PAYMENT OF INDEMNIFICATION. An indemnified representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the secretary of the corporation.

         Section 7.06. ARBITRATION.

         (a) GENERAL RULE. Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the corporation are located at the time, in accordance with the commercial arbitration rules then in effect of The American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the corporation, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, of if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if one of the parties fails or refuses to select an arbitrator or if the arbitrators selected by the corporation and the indemnified representative cannot agree on the selection of the third arbitrator within 30 days after such time as the corporation and the indemnified representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area.

         (b) BURDEN OF PROOF. The party or parties challenging the right of an indemnified representative to the benefits of this Article shall have the burden of proof.

         (c) EXPENSES. The corporation shall reimburse an indemnified representative for the expenses (including attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration.

         (d) EFFECT. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the corporation shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative under Section 7.01(a)(2) in a proceeding not directly involving indemnification under this Article. This arbitration provision shall be specifically enforceable.

         Section 7.07. CONTRIBUTION. If the indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.

         Section 7.08. MANDATORY INDEMNIFICATION OF DIRECTORS, OFFICERS, ETC. To the extent that a representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in 15 Pa.C.S. ss.1741 or 1742 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith.

         Section 7.09. CONTRACT RIGHTS; AMENDMENT OR REPEAL. All rights under this Article shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound. A repeal, modification or an amendment hereof shall be prospective only and shall not affect any rights or obligations then existing.

         Section 7.10. SCOPE OF ARTICLE. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of shareholder or disinterested directors or otherwise both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs and personal representatives of such a person.

         Section 7.11. RELIANCE ON PROVISIONS. Each person who shall act as an indemnified representative of the corporation shall be deemed to be doing so in reliance upon the rights provided by this Article.

         Section 7.12. INTERPRETATION. The provisions of this Article are intended to constitute bylaws authorized by 15 Pa.C.S.ss.1746.

                                  ARTICLE VIII
                                  ------------

                                  Miscellaneous

         Section 8.01. CORPORATE SEAL. The corporation shall have a corporate seal containing the name of the corporation, the year of incorporation and such other details as may be approved by the Board of Directors.

         Section 8.02. CHECKS. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board of Directors or any person authorized by resolution of the Board of Directors may from time to time designate.

         Section 8.03. CONTRACTS.

         (a) GENERAL RULE. Except as otherwise provided in the Business Corporation Law in the case of transactions that require action by the shareholders, the Board of Directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

         (b) STATUTORY FORM OF EXECUTION OF INSTRUMENTS. Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the president or vice president and secretary or assistant secretary or treasurer or assistant treasurer of the corporation, shall be held to have been properly executed for and in behalf of the corporation, without prejudice to the rights of the corporation against any person who shall have executed the instrument in excess of his or her actual authority.

         Section 8.04. INTERESTED DIRECTORS OR OFFICERS; QUORUM.

         (a) GENERAL RULE. A contract or transaction between the corporation and one or more of its directors or officers or between the corporation and another corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

                  (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum;

                  (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or

                  (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors or the shareholders.

         (b) QUORUM. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board that authorizes a contract or transaction specified in subsection (a).

         Section 8.05. DEPOSIT. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the Board of Directors shall from time to time determine.

         Section 8.06. CORPORATE RECORDS.

         (a) REQUIRED RECORDS. The corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register shall be kept at either the registered office of the corporation in Pennsylvania or at its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

         (b) RIGHT OF INSPECTION. Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the corporation at its registered office in Pennsylvania or at its principal place of business wherever situated.

         Section 8.07. FINANCIAL REPORTS. Unless otherwise decided by the Directors, the corporation shall furnish to its shareholders annual financial statements, including at least a balance sheet as of the end of each fiscal year and a statement of income and expenses for the fiscal year. The financial statements shall be prepared on the basis of generally accepted accounting principles, if the corporation prepares financial statements for the fiscal year on that basis for any purpose, and may be consolidated statements of the corporation and one or more of its subsidiaries. The financial statements shall be mailed by the corporation to each of its shareholders entitled thereto within 120 days after the close of each fiscal year and, after the mailing and upon written request, shall be mailed by the corporation to any shareholder or beneficial owner entitled thereto to whom a copy of the most recent annual financial statements has not previously been mailed. Statements that are audited or reviewed by a public accountant shall be accompanied by the report of the accountant; in other cases, each copy shall be accompanied by a statement of the person in charge of the financial records of the corporation:

                  (1) Stating his or her reasonable belief as to whether or not the financial statements were prepared in accordance with generally accepted accounting principles and, if not, describing the basis of presentation.

                  (2) Describing any material respects in which the financial statements were not prepared on a basis consistent with those prepared for the previous year.

         Section 8.08. AMENDMENT OF BYLAWS. These bylaws may be amended or repealed, or new bylaws may be adopted, either (i) by vote of the shareholders at any duly organized annual or special meeting of shareholders, or (ii) with respect to those matters that are not by statute committed expressly to the shareholders, and regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of a majority of the Board of Directors of the corporation in office at any regular or special meeting of directors. Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.